Exhibit 5.1

Ballard Spahr LLP

1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
TEL 215.665.8500
FAX 215.864-8999
www.ballardspahr.com

March 11, 2019
Urban One, Inc. 1010 Wayne Avenue, 14th Floor Silver Spring, MD 20910
Re:	Registration Statement on Form S-3/A for Urban One, Inc.
Dear Ladies and Gentlemen:
We have acted as counsel to Urban One, Inc., a Delaware corporation (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3/A (the "Registration Statement") by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to up to $50,000,000 of Class D Common Stock, par value $0.001 per share (the "Common Stock"), of the Company. The shares of Common Stock may be issued and sold by the Company from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein, and any supplements thereto filed pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act.
We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Amended and Restated Certificate of Incorporation of the Company, and (iii) the Amended and Restated By-laws of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.
In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents.
For the purposes of this opinion letter, we have further assumed that, at the time of the issuance, sale and delivery of any shares of Common Stock under the Registration Statement: (a) the authorization thereof by the Company will not have been modified or rescinded; (b) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect; and (c) sufficient shares will be available for issuance under the Amended and Restated Certificate of Incorporation.
Based upon the assumptions set forth above, we are of the opinion that, with respect to any offering of Common Stock by the Company pursuant to the Registration Statement (the "Offered Common Stock"), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Common Stock at a specified price or pursuant to a specified pricing mechanism, (c) if the Offered Common Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) certificates representing the shares of Offered Common Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (e) the shares of Offered Common Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto, then such Offered Common Stock will be validly issued, fully paid and nonassessable.
We express no opinion as to the law of any jurisdiction other than the federal securities laws of the United States and the laws of the State of Delaware.
We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included therein.
Sincerely,
/s/ Ballard Spahr LLP